FOURTH AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT

     This Fourth Amendment to Agreement of Sale and Escrow Agreement (the "Amendment") is made and entered into as of the --- day of September, 1997, among Continental Realty Advisors, Ltd., a Colorado corporation and Signet Partners, a Colorado corporation (together, "Purchaser"), Chandler Investors, an Illinois limited partnership ("Seller"), and Near North National Title Corporation ("Escrow Agent").

                                  WITNESSETH

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale entered into as of May 22, 1997 (as heretofore amended, the "Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the "Property" (as defined in the Agreement);

     WHEREAS, Seller, Purchaser and Escrow Agent are parties to that certain Escrow Agreement entered into as of May 22, 1997 (as heretofore amended, the "Escrow Agreement");

     WHEREAS, the Agreement and the Escrow Agreement have previously been amended by instruments dated and entered into as of June 4, 1997, August 20, 1997 and September 9, 1997;

     WHEREAS, Seller and Purchaser now desire to further amend the Agreement and the Escrow Agreement pursuant to the terms and provision set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the payment of Ten and No/100 Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Escrow Agent hereby agree as follows:

     1. All capitalized terms used in this Amendment, to the extent not otherwise expressly defined herein, shall have the same meanings ascribed to such terms in the Agreement or the Escrow Agreement.

     2. The first three lines of paragraph 7.1 of the Agreement (as previously amended by the agreements dated June 4, 1997, August 20, 1997 and September 9, 1997(, are hereby deleted and replaced with the following language:

     "7.1 As used in this Agreement the term "Inspection Period" shall mean a period of time beginning on the date of this Agreement and ending: (a) as to all matters and conditions other than Purchaser's review of and satisfaction with the Existing Survey, the Updated Survey and the Title Commitment (whether in its current condition or as updated) -- October 1, 1997; and (b) as to Purchaser's review of and satisfaction with the Existing Survey, the Updated Survey and the Title Commitment (whether in its current condition or as updated )--October 20, 1997. Purchaser and the agent, engineers"..

     3. Paragraph 2 of the Escrow Agreement as previously amended is hereby deleted in its entirety and replaced with the following:
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     2.  Unless Escrow Agent has received written notice from Purchaser that
     Purchaser has elected not to exercise its termination rights pursuant to paragraph 7.1 (a) of the Agreement (the "Paragraph 7.1 (a) Acceptance Notice") on October 1, 1997, and unless Escrow Agent has received written notice from Purchaser that Purchaser has elected not to exercise its termination rights pursuant to paragraph 7.1(b) of the Agreement (the "Paragraph 7.1(b) Acceptance Notice") on October 20, 1997, and Escrow Agent has received written notice from Purchaser that Purchaser has elected not to exercise its termination rights pursuant to paragraph 7.1A of the Agreement (the "Financing Acceptance Notice") on October 20, 1997, then the Escrow Agent shall promptly deliver to Purchaser the Earnest Money, together with all interest earnest thereon, and this Escrow Agreement shall be null and void.

     4. Lines 1 and 2 of paragraph 3 of the Escrow Agreement as previously amended are hereby deleted in their entirety and the following is hereby inserted in lieu thereof:

     "3. Provided that Escrow Agent has received both the Paragraph 7.1(a) Acceptance Notice, the Paragraph 7.1(b) Acceptance Notice, and the Financing Acceptance Notice, pursuant to paragraph 2 above, on November 19, 1997, or at such other date as Seller and Purchaser may,"

     5. Except as amended herein, the terms and conditions of the Agreement and the Escrow Agreement shall continue in full force and effect and are hereby ratified in their entirety.

     6. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     7. The parties hereto agree and acknowledge that a facsimile copy of any party's signature on this Amendment shall be enforceable against such party as an original. The parties hereto further agree that this Amendment shall be enforceable by and between the Purchaser and Seller prior to the execution of this Agreement by Escrow Agent.

     Executed as of the date first written above.

                    PURCHASER:

                    Continental Realty Advisors, Ltd., a Colorado corporation

                    By:  /s/David W. Snyder
                          ----------------------------------------------
                    Name:   David W. Snyder
                    Its:    Chairman

                    Signet Partners, a Colorado corporation

                    By: /s/ Steven J. Weiner
                          -------------------------------
                    Name:   Steven J. Weiner
                    Its:    Exec. Vice President

                    SELLER:

                    CHANDLER INVESTORS, an Illinois limited partnership

                    By:  BALCOR PARTNERS-XV, an Illinois partnership
                            Its general partner

                    By:  RGF-BALCOR ASSOCIATES-II, an Illinois general
                            partnership, a general partner

                    By: THE BALCOR COMPANY, a Delaware corporation, a general partner

                    By:  /s/ Beth Goldstein
                           --------------------------------
                    Name:  Beth Goldstein
                    Its:   Authorized Representative

                    ESCROW AGENT:

                    NEAR NORTH NATIONAL TITLE CORPORATION

                    By:  /s/ Cindy M. O'Donohue
                           -----------------------------
                    Name:  Cindy M. O'Donohue
                    Its:   EVP
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